Exhibit 10.1



                               24th January, 2006
                               ------------------


                         ARROW ELECTRONICS (UK) LIMITED

                                     - and -
                               KERYN HARRIET GREEN



           -----------------------------------------------------------
                              COMPROMISE AGREEMENT
           -----------------------------------------------------------



                                Herbert Smith LLP


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This COMPROMISE AGREEMENT is made on 24 January 2006


BETWEEN:

1. ARROW ELECTRONICS (UK) LIMITED a company incorporated in England with registered number 02582534 whose registered office is at Edinburgh Way, Harlow, Essex CM20 2DF (the "Company"); and

2.      KERYN HARRIET GREEN of 26 Lathbury Road, Oxford OX2 7AU (the "Employee")


WHEREAS:

(A) The Employee is presently employed by the Company on the terms and the conditions set out or referred to in a contract of employment dated 9 June 2004 (the "Employment Contract") and an assignment letter dated 8 April 2004, ("the Assignment Letter") .

(B) The Company is entering into this Agreement for itself and as agent for all its Group Companies and is duly authorised on their behalf.

(C) The Employee has been on an expatriate assignment to Hong Kong which is due to expire on 28 February 2006. The Employment Contract is due to terminate on 31 January 2007.

(D) The Employee has been offered employment by Premier Farnell plc, after having disclosed the fact that she was in discussions with that company to the CEO.

(E) The purpose of this Agreement is to record the basis upon the parties mutually agree to end the Employee's employment.


IT IS AGREED as follows:

1.      TERMINATION OF EMPLOYMENT AND DEPARTURE ARRANGEMENTS

1.1     Termination Date

1.1.1 The Employee's employment with the Company and any Group Companies and her assignment to Arrow Asia Pacific, Limited shall terminate by mutual agreement on 31 March 2006 (the "Termination Date"). For the avoidance of doubt, the provisions of the Employment Contract and the Assignment Letter shall remain in full force and effect during the period up to and including the Termination Date, and in particular, the Employee shall comply with the duties set out in clauses 3 and 4 of the Employment Contract, and her implied duty to the Company of good faith and fidelity. The Company agrees that the Employee may take holiday between 13 and 18 February and between 27 and 31 March 2006.

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1.1.2   The Company  agrees that in  consideration  of the releases given by the
        Employee at clause 5 of this Agreement:

        (i) it shall waive the Employee's full notice period, which is set out in clause 20.1.4 of the Employment Contract; and

        (ii) it shall not exercise its rights under clause 24 of the Employment Contract (Garden Leave)


        provided that the Employee shall comply in all respects with the provisions of clauses 3.1, 3.2, 3.3, 3.4, 3.7 and 3.8.

1.1.3 The Employee will receive her P45 (made up to the Termination Date) as soon as reasonably practicable after the Termination Date.

1.2     Announcement

1.2.1 While the Employee is still in discussions with Premier Farnell plc, ("Premier Farnell") she expects to accept an offer from, Premier Farnell, which will obligate Premier Farnell to make an announcement to the London Stock Exchange at 9 a.m. on Wednesday 25 January 2006. Premier Farnell has provided Arrow Electronics, Inc. with a copy of all relevant sections relating to the Employee of the Announcement which it will issue at 9 a.m. on 25 January 2006 and this has been agreed in the form attached at Schedule 1 (the "Premier Farnell Announcement"). Arrow Electronics, Inc. has agreed to provide Premier Farnell in advance with a copy of any relevant sections of any public announcement it proposes to issue where this refers to the Employee.

1.3     Salary and benefits

1.3.1 The Company shall continue to pay the Employee her full salary and to provide all other benefits associated with her employment by the Company and any Group Companies until the Termination Date when, save as set out in this Agreement, they shall cease.

1.4     Bonus

1.4.1 The Company shall make a payment to the Employee, if any is due, in respect of the "targeted bonus" referred to in clause 6 of the Employment Contract for the bonus year 2005 in accordance with the rules of that bonus scheme and the Company's usual practice, notwithstanding the provisions of clauses 6.2.2 of the Employment Contract. The Company shall also pay to the Employee the further sum of (pound)50,000.

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1.4.2   Any  payments  due under  clause 1.4.1 shall be made at the same time as such payments are made to other senior executives at the Employee's level, following the release of the Company's 2005 year-end financial results, and shall be subject to such deductions of income tax and employee's National Insurance Contributions as are legally required.

1.4.3   The Employee agrees that she is not entitled to payment of:


                (A)     the  "spot  bonus"  referred  to  in  Clause  8  of  the
                        Employment   Contract  in  respect  of  the  bonus  year
                        commencing on 1 January 2005; or


                (B) any bonus whatsoever in respect of the bonus year commencing on 1 January 2006.

1.4.4 The Employee acknowledges and warrants that, save as expressly provided in this Agreement, she has no further claim for or entitlement to:

                (i) accrued or future bonus, commission, profit-sharing or other incentive payment,

                (ii) any future allocation of shares or options or other securities, or the loss of any such shares, options or securities due to the failure of such shares, options or securities to vest prior to the Termination Date against the Company or any Group Company or any person connected to any such company.

1.5     Holiday pay

1.5.1 The Employee shall be paid in respect of her outstanding accrued holiday entitlement in accordance with the Company's usual practice within 14 days after the later of the Return Date and the Termination Date. This payment shall be subject to such deductions for income tax and employee's National Insurance Contributions as are legally required.

1.6     Pension

1.6.1 The Company will pay all contributions due to be paid by it up to the Termination Date in respect of the Employee's active membership of the Arrow Electronics (UK) Pension Scheme and the Unfunded Retirement Benefit Scheme (together referred to as the "Schemes"). The Employee's active membership of the Schemes shall cease with effect from the Termination Date and the Employee will in due course be sent a statement of her benefits under the Schemes and of the options available to her.

1.7     Expenses

1.7.1 The Company shall reimburse the Employee for all expenses properly incurred by her in the performance of her duties in accordance with the Company's expenses policy up to the Termination Date, provided that the Employee submits her claims to such expenses within 28 days of the Termination Date and produces evidence of those expenses satisfactory to the Company. Such expense claims shall be paid by the Company within 28 days of their being approved by the Company and the Company undertaking to review the expenses promptly upon receipt.

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1.8     Company property

1.8.1 The Employee agrees to return (and not retain in her possession or under her control any electronic or other copies of or extracts from) any and all:


                (A) lists of customers, correspondence (including e-mails), documents and computer print-outs,


                (B) computer disks, tapes, computer equipment (including leads and cables),


                (C)     credit cards, security passes, keys,


                (D)     laptop computer, blackberry and mobile phone,


                (E) car (which is to be returned in good condition, fair wear and tear and reported accidents excepted) together with all relevant documents and keys, and/or


                (F)     other tangible items


        in her possession or under her control which belong to or relate to the business of the Company or any Group Company, their customers, clients or suppliers. Such property shall be returned to the premises of Arrow Asia Pacific Limited in Hong Kong marked for the attention of Salman Syed, Vice President - Human Resources of Arrow Asia Pacific Limited on or before the Termination Date. After returning such property, the Employee shall at the Company's request warrant in writing that she has complied with this clause.

1.8.2 The Employee shall, prior to the Termination Date, provide to the Company full details of all then current passwords used by the Employee in respect of computer equipment belonging to the Company or any Group Company and, having forwarded a copy to the Company, irretrievably delete from any computer drives, disks, tapes or other re-usable material in the Employee's possession or under her control (but which do not belong to the Company or any Group Company) any information belonging or relating to the business of the Company or any Group Company, their customers, clients or suppliers.

1.9     Share Options

1.9.1 The Employee shall be entitled up to the Termination Date to exercise any share options which she holds which have vested, or which will vest by the Termination Date, in accordance with the rules of the relevant share option schemes. The Company anticipates that there will be an open window period following the release by the Company of its fourth quarter results on 22 February 2006.

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1.10    Handover

1.10.1 The Employee shall continue to take all reasonable steps, prior to the Termination Date to facilitate the transition of her responsibilities and to leave her paperwork in good order.

1.11    Repatriation

1.11.1 The Company shall pay and reimburse the repatriation costs set out in the Assignment Letter and shall repatriate the Employee to the United Kingdom within 30 days of the Termination Date, in accordance with the terms of the Arrow Electronics Expatriate Policy.

1.12    Non-UK Tax Returns

1.12.1 The Company shall continue to meet the costs associated with the preparation by KPMG of the Employee's non-UK tax returns, in accordance with the Company's current arrangements, for as long as the Employee is required to file non-UK tax returns in respect of her employment by the Company.

1.13    Offices and Directorships

1.13.1 On or before the Termination the Employee shall, at the request of the Company, resign from any and all offices and/or directorships which she holds in any of the Group Companies.

2.      REFERENCE

2.1 On the Termination Date the Company will provide to the Employee a reference in the form of Schedule 2. Any questions in relation to this reference made by a prospective employer in respect of the Employee should be directed to the Vice President, Global Human Resources of Arrow Electronics, Inc.

3.      COVENANTS

3.1 Subject to clause 3.6 the Employee undertakes that the Employee will not (unless authorised to do so by the CEO or by a Court of competent jurisdiction) directly or indirectly use for her own benefit or for the benefit of any persons, or disclose or permit the disclosure of any Confidential Information.

3.2 The Company and the Employee mutually undertake to treat the contents of this Agreement as confidential and will not disclose or cause to be disclosed the negotiations surrounding this Agreement, the fact of this Agreement and any of its terms to any person, firm or company save in the case of the Employee, to the Employee's spouse or registered civil partner, and as may be necessary to Premier Farnell (provided that the Employee will procure that Premier Farnell will maintain the confidentiality of the Agreement and the information contained therein and that they will not use any such information for any purpose other than in relation to the engagement of the Employee) and in the case of both the Employee and the Company, for the purpose of receiving professional advice, as ordered by a court of competent jurisdiction or as required by law or the regulations of any statutory or regulatory authority.

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3.3     Save for the Premier Farnell Announcement,  or with the prior consent of the Company or as may be required by law or the regulations of any statutory or regulatory authority, or as set out below, the Employee will not make or issue or cause to be made or issued any statement (internally or externally) relating to her employment with the Company or any Group Company, her departure from the Company or any Group Company or the reasons for her departure (such consent to come from the CEO or a person duly authorised by the CEO for the purpose). The Employee shall be free to confirm the details of the positions she held while employed by the Company as detailed in the draft reference and shall be free to confirm that she is joining Premier Farnell as its Chief Executive.

3.4 In consideration of the Company's undertaking at clause 3.5 of this Agreement, save as required by law or the regulations of any statutory or regulatory authority, the Employee undertakes that she will not make, publish or cause to be made or published any statement or remark which is likely to harm the business or reputation of the Company or any of its Group Companies, or any of their respective directors and officers but nothing in this clause shall prevent the Employee from making factually correct remarks in the normal course of business.

3.5 In consideration of the Employee's undertaking at clause 3.4 of this Agreement, save as required by law or the regulations of any statutory or regulatory authority, the Company undertakes for itself and its Group Companies) that it will not (and will use its reasonable endeavours to procure that the directors and officers of the Company and any Group Company will not) make, publish or cause to be made or published any statement or remark on behalf of the Company or any Group Company which is likely to harm the reputation of the Employee but nothing in this clause shall prevent the Company and the Group Companies and their respective directors and officers from making factually correct remarks in the normal course of business.

3.6 If at any point the Employee is called upon by the Company or any Group Company to provide assistance in any litigation or potential litigation (whether civil or criminal) with which the Company or any Group Company may be involved, she shall provide such assistance as the Company or any Group Company may reasonably require provided this can be done at times convenient to the Employee, including but not limited to assisting in preparing witness statements and attending at court to give evidence and, to the extent permitted by law and by the Company's constitution, the Company or any Group Company shall meet such costs and expenses incurred by the Employee in providing such assistance to the extent permitted and provided for by any applicable rules of Court or Practice Direction from time to time.

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3.7     For the avoidance of doubt,  the  provisions of clauses 25 and 26 of the
        Employment   Contract   shall   remain   in  full   force   and   effect
        notwithstanding the termination of the Employee's employment. The parties accept and agree that restrictions in Clause 26 do not operate so as to prevent the Employee from accepting an offer of employment from Premier Farnell or from taking up the post of Chief Executive of that company.

3.8 The Employee undertakes that in addition to her obligations in clauses 25 and 26 of the Employment Contract, in consideration of the Company releasing her from her employment on 31 March 2006, she will not for a period of 12 months from the Termination Date solicit or endeavour to solicit or cause to be solicited from the Company or any Group Company or directly or indirectly, without the prior written consent of the Company, offer employment to or enter into partnership or association with or retain the services, whether as agent, consultant or otherwise, of any of the individuals listed in Schedule 3.

3.9 The Employee warrants that she has not engaged in any conduct prior to or on the date of this Agreement which would amount to a breach of sub-clauses 3.1, 3.3, 3.4 or 3.8 of this Agreement if carried out after the date of this Agreement.

3.10 Nothing in this Agreement shall preclude the Employee from making a protected disclosure in accordance with the provisions set out in the Employment Rights Act 1996.

4.      WARRANTIES AND COMPROMISE OF CLAIMS

4.1 The Employee warrants that, as at the date of this Agreement, she does not hold any remunerated office for, and is not employed or engaged (directly or indirectly) by or in connection with the supply of services to any other firm organisation or body (other than her work for the Company and its Group Companies and her charitable work which she carries out with the permission of the Company and her offer from Premier Farnell).

4.2 The Employee represents to the Company (for itself and on behalf of its Group Companies and the current or former directors and officers, of itself and its Group Companies, together the "Affiliates") that she accepts and she does hereby accept the terms of this Agreement in full and final settlement of any claims she may have against the Company or any of its Affiliates in respect of:

4.2.1 a claim for unfair dismissal under the Employment Rights Act 1996 ("ERA") Part X, Chapter 1, Section 19.5; and

4.2.2   a claim for breach of contract

4.2.3 being claims previously made or intimated by or on behalf of the Employee.

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4.3     Without prejudice to clause 4.2, the Employee further  represents to the
        Company (for itself and on behalf of all its Affiliates) that she accepts and she does hereby accept the terms of this Agreement in full and final settlement of any Claims, save to enforce the terms of this Agreement, that she may have against the Company or any of its Affiliates relating to her employment, the termination of her employment or any other matter including (without limitation) any action that might be commenced before an Employment Tribunal or Court of law in respect of:

4.3.1 any common law claims, including any claim for breach of contract or tort;

4.3.2 any claim(s) under European Law or pursuant to the European Convention of Human Rights;

4.3.3 any claim in relation to the Schemes save in respect of payment of accrued benefits in the ordinary course

4.3.4 any claim that she was unfairly dismissed under the ERA Part X, Chapter 1, Section 94;

4.3.5   any claim under the Employment Relations Act 1999, Sections 10 to 12;

4.3.6   any claim for a redundancy  payment under the ERA,  Part XI,  Chapter 1,
        Section 135;

4.3.7 any claim in respect of unpaid wages and deductions from wages under the ERA Part II, Section 13;

4.3.8 any claim under the ERA of detriment or unfair dismissal relating to a protected disclosure as defined in part IVA of the ERA, and any other claim under the ERA;

4.3.9 any claim under the Sex Discrimination Act 1975, the Equal Pay Act 1970, the Race Relations Act 1976, the Disability Discrimination Act 1995, the Employment Equality (Sexual Orientation) Regulations 2003 or the Employment Equality (Religion or Belief) Regulations 2003 (together the "Discrimination Laws") or any related EU legislation;

4.3.10  any claim under the Working Time Regulations 1998;

4.3.11 any claim under the Trade Union and Labour Relations (Consolidation) Act 1992 or the Information and Consultation of Employees Regulations 2004 or the Transnational Information and Consultation of Employees Regulations 1999;

4.3.12  any other statutory claims for breach of statutory duties.


        The Employee further confirms and represents that the claims referred to at sub-clauses 4.3.1 to 4.3.12 are all the claims that have been contemplated by the Employee.


        Nothing in this Agreement shall preclude the Employee from bringing any claim for personal injury of which the Employee is not aware at the date of this Agreement. The Employee confirms that there are no circumstances known to her as at the date of this Agreement which might give rise to a claim for personal injury.

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4.4     For the  purposes  of clause 4.3,  "Claims"  shall mean claims that have arisen at the date of this Agreement or which subsequently arise in respect of acts or omissions occurring prior to the date of this Agreement and shall include all and any claims or rights of action of which at the time of entering into this Agreement:

4.4.1   neither the Employee nor the Company (nor any Affiliate) is aware, or

4.4.2   the Employee but not the Company (nor any Affiliate) is aware, or

4.4.3 one or more of the Company and the Affiliates is aware but the Employee is not aware,


        including any claim or right of action arising from a subsequent retrospective change or clarification of the law. The Employee acknowledges that she agrees to the terms of clause 4.3 notwithstanding that she acknowledges that she may be mistaken as to the facts and/or the law concerning any potential claim or right of action.

4.5 The Employee acknowledges that the compromise of each of the claims set out in the sub-clauses to clauses 4.2 and 4.3 is and shall be construed as separate and severable (including in relation to each of the types of claim covered by the definition of Claims in clause 4.4) and in the event of the compromise of any such claim being determined as being void for any reason, such invalidity shall not affect or impair the validity of the compromise of the other claims.

4.6     It is a condition of this Agreement, and the Employee confirms, that:

4.6.1 the Employee has received independent legal advice from Nicola Walker , a relevant independent adviser in the firm of Hogan & Hartson, One Angel Court, London, EC2R 7HJ, as to the terms and effect of this Agreement and in particular its effect on her ability to pursue her rights before an Employment Tribunal;

4.6.2 the conditions in Section 203 of the Employment Rights Act 1996 and the equivalent provisions in the Discrimination Laws, the Working Time Regulations 1998, the Trade Union and Labour Relations (Consolidation) Act 1992, the Information and Consultation of Employees Regulations
        2004, and the Transnational Information and Consultation of Employees Regulations 1999 regulating Compromise Agreements are satisfied; and

4.6.3 the relevant independent adviser named at clause 4.6.1 will provide to the Company's solicitors within three working days after the execution by the Employee of this Agreement a letter duly signed and dated in the form of the agreed draft at 4.

4.7 The Company hereby confirms on its own behalf and on behalf of the Group Companies that as at the date of this Agreement none of its or their directors or officers is aware of any fact or matter which would give rise to a claim by the Company or any of the Group Companies against the Employee.

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


5.      LEGAL FEES

        The Company agrees to pay the Employee's reasonable legal fees in connection with taking advice leading to the completion of this Agreement up to a maximum of (pound)500 plus VAT to be paid within 14 days of receipt from the Employee's lawyer of a VAT invoice for costs addressed to the Employee as client and marked payable by the Company.

6.      MISCELLANEOUS

6.1.1 With the exception of the right of Group Companies or Affiliates to enforce the terms of clauses 1.4.4, 1.8, 3.1, 3.7, 3.8 and 4.1 to 4.12 of this Agreement, no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

6.1.2 The rights of the Group Companies or Affiliates to enforce the terms of the clauses referred to in sub-clause 6.1.1 are subject to the term that the Company has the right (which it may waive in whole or in part and without the consent of or consultation with the Group Company or Affiliate) to have the sole conduct of any proceedings in relation to the enforcement of such rights (including any decision as to commencement or compromise of such proceedings) but will not owe any duty or have any liability to any of the Group Companies or Affiliates in relation to such conduct.

6.1.3 The parties to this Agreement may agree to rescind or vary any term of this Agreement without the consent of any Group Companies or Affiliates.

6.1.4 The Employee confirms that, except as provided in this Agreement, she has not relied on any representation, warranty, assurance, covenant, indemnity, undertaking or commitment which is not contained in this Agreement and without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement:


        (i) the only rights or remedies in relation to any representation, warranty, assurance, covenant, indemnity, undertaking or commitment given or action taken in connection with this Agreement are contained in this Agreement; and


        (ii) for the avoidance of doubt and without limitation, the Employee has no right or remedy (whether by way of a claim for contribution or otherwise) in tort (including negligence) or for misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement).

6.1.5 The Employee hereby agrees irrevocably that the Company may forthwith on written notice to the Employee assign its rights and transfer (whether by novation or otherwise) or delegate its obligations under this Agreement to any Group Company from time to time or to any third party acquiring the business of the Company and that the Employee shall execute all documents and do all things necessary to effect such assignment or transfer, and any reference to the Company in this Agreement shall thereafter be a reference to any such company. The Employee shall not assign or otherwise seek to transfer or delegate her rights and/or obligations under this Agreement to any other person.

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


6.2 This Agreement shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts and tribunals.

6.3 This Agreement is without prejudice and subject to contract until it is dated and signed by all of the parties, at which point it shall be treated as an open document evidencing an agreement binding on the parties (notwithstanding that it may still be labelled "Draft", "Without Prejudice" or "Subject to Contract"). This Agreement may be executed in any number of counterparts each in the like form, all of which taken together shall constitute one and the same document and any party may execute this Agreement by signing and dating any one or more of such counterparts.

6.4 No variation of this Agreement shall be binding on either party unless and to the extent that the same is recorded in a written document executed by both parties. No waiver by the Company or any Group Company of any term, provision or condition of this Agreement or of any breach by the Employee of any such term, provision or condition shall be effective unless it is in writing and signed by the Company or by the CEO.

6.5 Each of the provisions in this Agreement are separate and severable and, in the event of any such provision (including the defined expressions in sub-clauses 7.1.1 to 7.1.10 inclusive) being determined as being unenforceable in whole or in part for any reason, such unenforceability shall not affect the enforceability of the remaining provisions or, in the case of part of a provision being unenforceable, the remainder of that provision.

7.      INTERPRETATION

        In this Agreement:

7.1.1   "Affiliates" shall have the meaning set out in clause 4.2;

7.1.2   "associate" means a body corporate: -

        (i) which for the time being is a holding company of the Company or a subsidiary (other than the Company or a subsidiary of the Company) of such a holding company; or

        (ii) in whose equity share capital for the time being an interest of 20 per cent or more is held directly or indirectly (through another body corporate or other bodies corporate or otherwise) by a holding company of the Company or by a subsidiary (including the Company) of such a holding company or by a combination of two or more such holding companies or subsidiaries;

7.1.3   "Assignment Letter" shall have the meaning set out at Recital A;

7.1.4 "CEO" means the Chief Executive Officer of Arrow Electronics, Inc. from time to time and includes any member of the Executive Committee of Arrow Electronics, Inc. duly authorised by the Chief Executive Officer to act on his behalf for the purposes of this Agreement;

7.1.5 "Confidential Information" means all and any information, whether or not recorded, of the Company or of any subsidiary or associate of the Company which the Employee has obtained by virtue of her employment and which is confidential or in respect of which the Company or any subsidiary or associate of the Company is bound by an obligation of confidence to a third party, including:

        (i) all and any confidential information relating to business methods, corporate plans, future business strategy, management systems, finances and maturing new business opportunities;

        (ii) all and any confidential information relating to research and/or development projects;

        (iii) all and any confidential information concerning the curriculum vitae, remuneration details, work-related experience and other personal information concerning those employed or engaged by the Company or any subsidiary or associate of the Company;

        (iv) all and any confidential information relating to marketing or sales of any past present or future product or service of the Company or any subsidiary or associate of the Company including sales targets and statistics, market share and pricing statistics, marketing surveys and strategies, marketing research reports, sales techniques, price lists, mark-ups, discounts, rebates, tenders, advertising and promotional material, credit and payment policies and procedures, and lists and details of customers, prospective customers, suppliers and prospective suppliers including their identities, business requirements and contractual negotiations and arrangements with the Company or any subsidiary or associate of the Company;

        (v) all and any trade secrets, secret formulae and other confidential information about, processes, inventions, design, know-how, technical specifications and other technical information in relation to the creation, production or supply of any past, present or future product or service of the Company or any subsidiary or associate of the Company, including all and any confidential information relating to the working of any product, process, invention, improvement or development carried on or used by the Company or any subsidiary or associate of the Company and confidential information concerning the intellectual property portfolio and strategy of the Company or of any subsidiary or associate of the Company; and

        (vi) any inside information (as defined in section 118C of the Financial Services and Markets Act 2000)


        but excluding any information which:

        (i)     is part of the Employee's own stock in trade;

        (ii) is readily ascertainable to persons not connected with the Company or any subsidiary or associate of the Company without significant expenditure of labour, skill or money; or

        (iii) which is or becomes available to the public generally other than by reason of a breach by the Employee of her obligations under this Agreement;

7.1.6   "Employment Contract" shall have the meaning set out in Recital (A);

7.1.7   "Group Company" means a subsidiary or associate of the Company;

7.1.8 "subsidiary", "holding company" and "equity share capital" shall have the respective meanings attributed to them by sections 736, 736A and 744 of the Companies Act 1985 as it is in force at the date of this Agreement provided that the term "subsidiary" shall also include a subsidiary undertaking (as defined in section 258 of the Companies Act 1985 as it is in force at the date of this Agreement);

7.1.9 "Return Date" shall mean the date on which the Company or its solicitors, receives from the Employee a signed copy of this Agreement and the attachment at 1;

7.1.10  "Termination Date" shall have the meaning set out in clause 1.1.1;

7.2     In this Agreement, unless the context otherwise requires:

        (i) the contents page and headings and bold type face inserted in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement;

        (ii) references to clauses, sub-clauses and schedules are to clauses, sub-clauses and schedules of this Agreement;

        (iii) words in the singular include the plural and vice versa, and a reference to any gender includes a reference to all genders or, where appropriate, is to be read as a reference to the opposite gender;

        (iv) a reference to a person includes a reference to a firm, a body corporate, an unincorporated association or a partnership;

        (v) a reference to a statute or statutory provision shall include a reference to any subordinate legislation made under the relevant statute or statutory provision and is a reference to that statute, provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced.


IN WITNESS whereof the parties hereto have executed this Agreement as a Deed on the day and year first above written.


SIGNED AS A DEED by KERYN HARRIET    )
GREEN in the presence of:            )
                                        /s/ Keryn Harriet Green
                                        -----------------------
                                              [Signature of Employee]

[Signature of Witness]
[Name of Witness (in print)]
[Address of Witness]


SIGNED AS A DEED by ARROW            )
ELECTRONICS (UK) LIMITED acting by   )
[two of its directors]               )
                                        /s/ Peter S. Brown
                                        ------------------
                                               [Director]

                                        /s/ Paul J. Reilly
                                        ------------------
                                               [Director]